Registration No. 333-144228

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM SB-2

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Gateway Certifications, Inc. (Name of Small Business Issuer in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	8742 (Primary Standard Industrial Classification Code Number)	20-5548974 (IRS Employer Identification No.)

250 West 57th Street, Suite 917 New York, NY 10107 (212) 586-6103 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

122 Ocean Park Blvd., Suite 307

Santa Monica, CA 90405

Telephone: (310) 396-1691

Facsimile: (310) 362-8887

(Name , Address and Telephone Number of Agent For Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

EXPLANATORY NOTE

The sole purpose of this Post-Effective Amendment No. 2 is to correct a typographical error in Post-Effective Amendment No. 1 filed on February 11, 2008.  Specifically, the number of shares being removed from registration was incorrect.  In lieu of the “499,974” shares stated in Post-Effective Amendment No. 1, the correct number of shares being removed from registration was intended to read “474,000” shares.

Gateway Certifications, Inc.’s, a Nevada corporation, (the “Company”) Registration Statement (Registration No. 333-144228) (the “Registration Statement”) was declared effective on July 16, 2007 for the purpose of registering (1) 367,000 shares of common stock offered for resale by 30 of the Company’s shareholders and (2) a maximum of 500,000 shares of common stock offered for sale by the Company on a best-efforts basis (the “Offering”) under the Securities Act of 1933. The Company sold 26,000 shares of common stock pursuant to this Offering.  Post Effective Amendment No. 1 filed on February 11, 2008 removed certain shares from registration.

This Post-Effective Amendment No. 2 (the “Amendment”) supersedes Post-Effective Amendment No. 1 in all respects  and relates to the Registration Statement of Company pursuant to Item 512(a)(3) of Regulation S-B to remove from registration any of the securities that remained unsold by the Company at the termination of the offering. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 474,000 shares which were unsold by the Company at the end of the offering.

Accordingly, the Company files this Post-Effective Amendment No. 2 to the Registration Statement to deregister all shares under the Offering that remain unsold by the Company as of the date hereof.

The Registration Statement shall remain effective as to the 367,000 shares of common stock offered for resale by 30 of the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Gateway Certifications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York on March 4, 2008.

Date: March 4, 2008	By: /s/ Lawrence Williams, Jr. (Signature) Name: Lawrence Williams, Jr. Title: Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated and on March 4, 2008.

Signature	Title	Date

By: /s/ Lawrence Williams, Jr.	Chief Executive Officer, President, Chief Financial Officer, Principal Accounting Officer, Director	March 4, 2008
By: /s/ Kwajo Sarfoh	Secretary, Director	March 4, 2008